UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

Patterson-UTI Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-39270	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas		77064
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281-765-7100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2023, Patterson-UTI Energy, Inc. (“Patterson-UTI”) appointed James M. Holcomb, 60, as the Chief Operating Officer of Patterson-UTI. Mr. Holcomb joined Patterson-UTI in February 1998 with the acquisition of Robertson Onshore Drilling Company, and since that time has served in numerous operational management roles, including as President of Patterson-UTI Drilling Company LLC, a wholly owned subsidiary of Patterson-UTI, since January 2012, and as Senior Vice President of Operations of Patterson-UTI Drilling Company LLC from April 2006 to January 2012. Mr. Holcomb has over 35 years of experience in contract drilling operations. Mr. Holcomb holds a Bachelor of Science Degree in Business Management from LeTourneau University.

Concurrently with Mr. Holcomb’s appointment as Chief Operating Officer, Mr. Holcomb’s previous employment agreement with Patterson-UTI Drilling Company LLC was superseded by a new employment agreement with Patterson-UTI (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Holcomb will receive a base salary of $500,000 per year and will be eligible to participate in Patterson-UTI’s annual bonus arrangements, in all benefit plans generally available to other employees and in Patterson-UTI’s incentive plans.

The Employment Agreement has an initial three-year term, subject to automatic annual renewal thereafter. Mr. Holcomb may terminate his employment under his Employment Agreement by providing written notice of such termination at least 30 days before the effective date of such termination. Under specified circumstances, Patterson-UTI may terminate Mr. Holcomb’s employment under his Employment Agreement for “Cause” (as defined in the Employment Agreement) by either (i) providing written notice ten days before the effective date of such termination and by granting at least ten days to cure the cause for such termination or (ii) by providing written notice of such termination at least 30 days before the effective date of such termination and by granting at least 20 days to cure the cause for such termination; provided that if the matter is reasonably determined by Patterson-UTI to not be capable of being cured, Mr. Holcomb may be terminated for cause on the date the written notice is delivered.

The Employment Agreement also provides for, among other things, severance payments following termination by Patterson-UTI of Mr. Holcomb other than for Cause, or termination by Mr. Holcomb for “Good Reason” (as defined in the Employment Agreement). Under these provisions, if Mr. Holcomb’s employment is terminated by Patterson-UTI without Cause, or Mr. Holcomb terminates his employment for Good Reason, (i) Mr. Holcomb will have the right to receive a lump-sum payment consisting of 2.5 times the sum of (x) his base salary and (y) the average annual cash bonus received by him for the three years prior to the date of termination, (ii) Mr. Holcomb will have the right to receive a pro-rated lump-sum payment equal to his annual cash bonus based on actual results for the year, payable at the same time as annual cash bonuses are paid to active employees, (iii) Patterson-UTI will accelerate vesting of all time-based equity, phantom equity and long-term cash incentive awards on the 60th day following Mr. Holcomb’s termination, (iv) Patterson-UTI will cause all performance-based equity, phantom equity and long-term cash incentive awards to continue in effect through the end of the applicable performance period and vest based on actual results as if Mr. Holcomb had remained employed through the end of the applicable performance period and (v) Patterson-UTI will pay Mr. Holcomb certain accrued obligations and certain obligations pursuant to the terms of employee benefit plans. However, if a termination by Patterson-UTI other than for Cause or by Mr. Holcomb for Good Reason occurs following a “Change in Control” (as defined in his Employment Agreement), Mr. Holcomb will generally be entitled to the same severance payments and benefits described above except that (i) the pro-rated lump-sum payment for annual cash bonuses will be based on Mr. Holcomb’s highest annual cash bonus for the last three years, (ii) Mr. Holcomb will be entitled to 30 months of subsidized benefits continuation coverage and (iii) the performance-based equity, phantom equity and long-term cash incentive awards will be accelerated based on the target level of performance on the 60th day following Mr. Holcomb’s termination.

All of the foregoing severance benefits (other than the accrued obligations and benefit obligations) are conditioned on Mr. Holcomb’s execution of a release within 50 days of his termination that is not revoked during any applicable revocation period provided in such release.

The Employment Agreement also contains a non-disparagement covenant and certain confidentiality covenants prohibiting Mr. Holcomb from, among other things, disclosing confidential information. The Employment Agreement also contains non-competition and non-solicitation restrictions, pursuant to which Mr. Holcomb will not be permitted to compete with Patterson-UTI in certain circumstances for a period of one year following termination of employment.

In connection with Mr. Holcomb’s appointment as the Patterson-UTI’s Chief Operating Officer, the Compensation Committee of Patterson-UTI’s Board of Directors modified the target bonus for Mr. Holcomb’s 2022 short-term, annual cash incentive plan award to be 100% of his new base salary and approved Mr. Holcomb’s long-term incentive plan annual target award value for 2023 to be $1.5 million.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On January 3, 2023, Patterson-UTI announced the appointment of Mr. Holcomb as Chief Operating Officer, effective January 1, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Item 7.01 (including the exhibit referenced herein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be incorporated by reference in any filing made by Patterson-UTI pursuant to the Securities Act of 1933 or the Exchange Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of January 1, 2023, between Patterson-UTI Energy, Inc. and James M. Holcomb.

99.1	Press Release, dated January 3, 2023, announcing the appointment of James M. Holcomb as Chief Operating Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

January 3, 2023	By:	/s/ C. Andrew Smith
Name: C. Andrew Smith
Title: Executive Vice President and Chief Financial Officer